Exhibit 10.14

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”), dated as of July 10, 2013, is entered into by and between Iroko Pharmaceuticals Inc. a company incorporated under the laws of the British Virgin Islands (the “Company”), and Phoenix IP Ventures-III, LLC, a Delaware limited liability company (the “Service Provider”). The Company and Service Provider desire to set forth the terms and conditions upon which Service Provider will provide certain services to the Company and any direct or indirect subsidiaries of the Company (collectively with the Company, the “Relevant Entities”). The Company and Service Provider hereby agree as follows:

1. Services.

1.1 Services To Be Provided.

Subject to any limitations imposed by applicable law or regulation, the Service Provider shall render or cause to be rendered management, consulting and financial services to the Relevant Entities as requested from time to time by the Company’s Board of Directors (the “Board”) and agreed to by the Service Provider, which services (the “Services”) may include advice and assistance concerning any and all aspects of the operations, planning and financing of the Relevant Entities and conducting relations on behalf of the Relevant Entities with attorneys, financial advisors and other professionals. In addition, the Service Provider shall, as requested by the Board and agreed to by the Servicer Provider, render advice and expertise in connection with any development of product candidates, acquisitions or dispositions undertaken by the Company Relevant Entities. The Company acknowledges and agrees that neither the Service Providers nor any of the Service Provider’s employees, officers, directors, affiliates or associates shall be required to devote full time and business efforts to the duties of the Advisors specified in this Agreement, but instead shall devote only so much of such time and efforts as the Advisors reasonably deem necessary.

1.2 Access to Information. Each Relevant Entity shall provide Service Provider and its representatives with such access to such Relevant Entity’s, facilities, records and personnel, wherever located, as is reasonably necessary in order for Service Provider to discharge its responsibilities under this Agreement. All records and materials furnished to Service Provider and its representatives shall at all times remain the property of the Relevant Entity furnishing such records and materials.

1.3 Confidentiality. Each party to this Agreement shall cause each of its respective officers, directors, employees and representatives to hold all information relating to the business of the other parties disclosed to it by reason of this Agreement confidential and shall not disclose any of such information to any person unless legally compelled to disclose such information; provided, however, that, to the extent that any of them may become so legally compelled, they may only disclose such information if they shall first have used reasonable efforts to, and, if practicable, shall have afforded the other affected parties the opportunity to, obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed.

2. Service Fees.

2.1 Service Fees. The Company shall pay the Service Provider fees for the Services hereunder in an amount equal to $1,500,000 per year, payable in equal quarterly installments on the last business day of each fiscal quarter. Any payment pursuant to this Section 2.1 shall be made in cash by wire transfer(s) of immediately available funds to or among one or more accounts as designated from time to time by the Service Provider to the Company in writing.

2.2 Reimbursement of Expenses. All obligations or reasonable expenses properly and necessarily incurred by the Servicer Provider in the performance of the Services under this Agreement shall be for the account of, on behalf of, and at the expense of the Company, and all such expenses shall be promptly reimbursed by the Company. The Service Provider shall not be obligated to make any advance to or for the account of the Relevant Entity or to pay any sums, except out of funds held in accounts maintained by the Relevant Entities, nor shall the Advisors be obligated to incur any liability or obligation for the account of the Relevant Entities. The Company shall reimburse the Service Provider by wire transfer of immediately available funds for any amount paid by the Service Provider, which shall be in addition to any other amount payable to the Service Provider under this Agreement.

3. Term.

3.1 Term. This Agreement shall have an initial term commencing on the closing date of an initial public offering of the Company’s ordinary shares pursuant to the United States Securities Act of 1933, as amended, and ending on the three-year anniversary thereof, unless otherwise terminated pursuant to the terms hereof. In addition, the term of this agreement may be renewed or extended upon the mutual written consent of the Company and the Service Provider.

3.2 Termination. The Company may terminate this agreement (i) following a material violation or breach, as determined by the Board of Directors of the Company, by the Servicer Provider which has not been cured within thirty (30) days after notice of such breach has been given by the Company to the Service Provider, or (ii) in the event that Osagie Imasogie has been terminated as the Executive Chairman of the Company for “cause” (as defined in his employment agreement with the Company), then this Agreement may be terminated by the Company upon thirty (30) days’ written notice to the Service Provider. The Servicer Provider may terminate this Agreement at any time upon written notice to the Company, such termination to be effective upon the Company’s receipt of such written notice. No termination of this Agreement, whether pursuant to this Section 3.2 or otherwise, shall affect the Company’s obligations with respect to the fees owed to the Servicer Provider in consideration for the Services hereunder and not reimbursed by the Company as of the effective date of such termination.

4. Duties and Responsibilities.

4.1 Standard of Care. Service Provider shall provide the Services with reasonable care and in a diligent, safe, timely and efficient manner in accordance with good and prudent practices generally exercised by other companies in similar circumstances and shall, in the conduct of providing Services, (i) use its reasonable efforts to comply, in all material respects, with the terms and provisions of all agreements relating to a Relevant Entity’s business, operations or properties to which it is a party or to which a Relevant Entity’s properties are subject and (ii) comply, in all material respects, with all applicable laws, ordinances and governmental rules and regulations to which a particular Relevant Entity is subject (including, without limitation, all applicable federal, state and local environmental laws, ordinances, rules and regulations), in each case, of which Service Provider is informed by the Relevant Entity. It is understood and agreed that Service Provider does not guarantee or undertake to procure any financial, operational, accounting, legal or other outcome with respect to a Relevant Entity.

4.2 Limitation on Powers. Notwithstanding any other provision of this Agreement, Service Provider shall not enter into any transaction on behalf of, in the name of, or binding upon a Relevant Entity, make any agreement binding on a Relevant Entity, or grant any waiver binding on a Relevant Entity, in each case in connection with the Services provided under this Agreement, nor shall Service Provider represent itself, or hold itself out, as having the authority to do any of the foregoing.

4.3 Relationship of Parties. Service Provider shall operate as, and have the status of, an independent contractor. Except as specifically provided herein, none of the parties hereto shall act on behalf of, in the name of, or represent or hold itself out as having authority to act as an agent or partner of any other party, or in any way bind or commit any other party to any obligation. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party hereto being individually responsible only for its own obligations as set forth in this Agreement.

4.4 No Fiduciary Duties. No party hereto shall have any fiduciary obligations or duties to the other party hereto by reason of this Agreement.

4.5 Representations Regarding Use of Services. Each Relevant Entity represents and agrees that it will use the Services only in accordance with applicable federal, state and local laws and regulations. Service Provider reserves the right to take all actions, including, without limitation, termination of any portion of the Services for any Relevant Entity that Service Provider reasonably believes are required to be terminated in order to assure compliance with applicable laws and regulations, including, without limitation, the U.S. Foreign Corrupt Practices Act.

5. Taxes. The Company is responsible for the payment of all tariffs, duties and taxes (excluding U.S. federal and state taxation of the overall net income of Service Provider) imposed by any domestic or foreign government or governmental agency in connection with this Agreement, however designated, levied or assessed, including, without limitation, state and local income, lease, personal, sales and use taxes (other than any income, franchise, gross receipts or other similar taxes imposed on Service Provider as a result of the receipt or accrual of payments for Services hereunder).

6. Duty to Act in Good Faith. The Company acknowledges that the Services shall be provided only with respect to the business of the Relevant Entities as mutually agreed by the parties. The parties agree to act in good faith with respect to the request for, or the performance of, any Services under this Agreement.

7. Limited Warranty; Limitation on Liability.

THE SERVICES SHALL BE PROVIDED ON THE BASIS THAT SERVICE PROVIDER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES SAVE AND EXCEPT THAT THE SERVICES SHALL BE PROVIDED IN ACCORDANCE WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION SECTION 4.1. ALL PRODUCTS OBTAINED FOR THE RELEVANT ENTITIES SHALL BE AS IS, WHERE IS, AND WITH ALL FAULTS. SERVICE PROVIDER MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES RENDERED OR PRODUCTS OBTAINED FOR THE RELEVANT ENTITIES. IT IS EXPRESSLY UNDERSTOOD BY SERVICE PROVIDER AND THE RELEVANT ENTITIES THAT SERVICE PROVIDER SHALL HAVE NO LIABILITY FOR THE FAILURE OF THIRD PARTY CONTRACTORS TO PERFORM ANY SERVICES HEREUNDER AND FURTHER THAT SERVICE PROVIDER SHALL HAVE NO LIABILITY WHATSOEVER FOR THE SERVICES PROVIDED BY ANY SUCH THIRD PARTY CONTRACTOR UNLESS IN EITHER EVENT SUCH SERVICES ARE PROVIDED IN A MANNER THAT WOULD EVIDENCE NEGLIGENCE, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT ON THE PART OF SERVICE PROVIDER. THE RELEVANT ENTITIES MAY NOT RELY UPON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE TO SERVICE PROVIDER BY ANY THIRD PARTY CONTRACTOR PERFORMING SERVICES ON BEHALF OF SERVICE PROVIDER HEREUNDER, UNLESS SUCH THIRD PARTY CONTRACTOR MAKES AN EXPRESS WARRANTY TO THE RELEVANT ENTITIES. HOWEVER, IN THE CASE OF OUTSOURCED SERVICES PROVIDED SOLELY FOR THE RELEVANT ENTITIES, IF THE THIRD PARTY CONTRACTOR OF SUCH SERVICES MAKES AN EXPRESS WARRANTY TO ANY OF THE RELEVANT ENTITIES, THE RELEVANT ENTITIES ARE ENTITLED TO CAUSE SERVICE PROVIDER TO RELY ON AND TO ENFORCE SUCH WARRANTY.

THE RELEVANT ENTITIES AGREE THAT THE REMUNERATION PAID TO SERVICE PROVIDER HEREUNDER FOR THE SERVICES REFLECT THE FOREGOING LIMITATIONS OF LIABILITY AND DISCLAIMER OF WARRANTIES. IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ASSOCIATED WITH THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, REGARDLESS OF THE FAULT OF SUCH PARTY OR ANY THIRD PARTY CONTRACTOR OR WHETHER SUCH PARTY OR THE THIRD PARTY CONTRACTOR ARE WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT. TO THE EXTENT ANY THIRD PARTY

CONTRACTOR HAS LIMITED ITS LIABILITY TO SERVICE PROVIDER FOR SERVICES UNDER AN OUTSOURCING OR OTHER AGREEMENT, THE RELEVANT ENTITIES AGREE TO BE BOUND BY SUCH LIMITATION OF LIABILITY FOR ANY PRODUCT OR SERVICE PROVIDED TO THE RELEVANT ENTITIES BY SUCH THIRD PARTY PROVIDER UNDER SERVICE PROVIDER’S AGREEMENT.

8. Miscellaneous.

8.1 Notices. Any notice, request, demand, direction or other communication required or permitted to be given or made under this Agreement to a party shall be (i) in writing and may be given by hand delivery, postage prepaid first-class mail delivery, delivery by a reputable international courier service or by facsimile (if confirmed by one of the foregoing methods) to such party at its address noted below:

(a)	in the case of the Service Provider, to:

Phoenix IP Ventures-III, LLC

Suite 2030,

One Commerce Square,

2005 Market Street

Philadelphia, PA 19103

Facsimile: 267-765-3221

Attention: Lisa Gray, Managing Partner

(b)	in the case of the Company or any other Relevant Entity, to:

Iroko Pharmaceuticals Inc.

One Kew Place

150 Rouse Boulevard

Philadelphia, PA 19112

Facsimile: 267-546-3004

(c)	in either case with a copy to:

Andrews Kurth LLP

111 Congress, Suite 1700

Austin, TX 78701

Facsimile: 512-320-9292

(ii) at such other address of which notice may have been given by such party in accordance with the provisions of this Section 8.1; or (iii) by electronic communication sent to the registered email address of a designated officer. The parties may amend this Section 8.1 from time to time to reflect such additional mutually agreed upon methods of communication deemed sufficient to provide proper notice.

8.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

8.3 Amendment. This Agreement may be amended or modified only by a written instrument signed by each party hereto.

8.4 Governing Law. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

8.5 Assignment; Binding Effect. Except for the ability of Service Provider to cause one or more of the Services to be performed by its affiliates, no party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other parties and any such assignment that is made without such consent shall be void and of no force and effect. No permitted assignment shall release any party from any of its obligations under this Agreement that have accrued prior to such permitted assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assignees.

8.6 Force Majeure. The Service Provider shall have no obligation to perform or cause the Services to be performed if its failure to do so is caused by or results from (i) an act of God, (ii) a strike, lockout, labor difficulty or other industrial disturbance, (iii) an act of a public enemy, war, blockade, insurrection or public riot, (iv) lightning, fire, storm, flood or explosion, (v) governmental action, delay, restraint or inaction, (vi) judicial order or injunction or (vii) any other cause or event, whether of the kind specifically enumerated above or otherwise, that is not reasonably within the control of Service Provider or third party providers of Services to Service Provider (an “Event of Force Majeure”). Service Provider shall promptly notify the Relevant Entities of any Event of Force Majeure.

8.7 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by law or public policy, all other terms and provisions hereof shall nevertheless remain in full force and effect so long as the legal and economic substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, superseding any and all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter.

8.9 No Third Party Beneficiaries. The provisions of this Agreement are enforceable solely by the parties to the Agreement and no limited partner, stockholder, member, assignee or other person or entity shall have the right, separate and apart from the parties hereto, to enforce any provisions of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

8.10 Headings. The headings of the sections and paragraphs of this Agreement are for convenience and reference only and in no way define, limit or describe the scope of intent of this Agreement.

8.11 U.S. Currency. All sums and amounts payable or to be payable pursuant to the provisions of this Agreement shall be payable in United States dollars.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Management Services Agreement to be duly executed as of the date first written above.

PHOENIX IP VENTURES-III, LLC

By:	/s/ Osagie Imasogie
Name:	Osagie Imasogie
Title:	Senior Managing Partner

IROKO PHARMACEUTICALS INC.

By:	/s/ Fred Krieger
Name:	Fred Krieger
Title:	Chief Financial Officer